EXHIBIT 99.1

Patriot Reports Second Quarter 2022 Net Income of $1.3 million; continued growth in loans and deposits

STAMFORD, Conn., Aug. 05, 2022 (GLOBE NEWSWIRE) -- Patriot National Bancorp, Inc. (“Patriot,” “Bancorp” or the “Company”) (NASDAQ: PNBK), the parent company of Patriot Bank, N.A. (the “Bank”), today announced net income of $1.3 million, or $0.32 basic and diluted earnings per share for the quarter ended June 30, 2022, compared to $800,000, or $0.20 per basic and diluted earnings per share for the first quarter of 2022 and net income of $1.0 million, or $0.26 basic and diluted earnings per share reported in the second quarter of 2021. The 2021 second quarter included the benefit of a non-recurring employee retention tax credit (“ERC”) of $1.1 million.

For the six months ended June 30, 2022, net income was $2.1 million, or $0.52 basic and diluted earnings per share, compared to a net income of $1.9 million, or $0.48 basic and $0.47 diluted earnings per share for the six months ended June 30, 2021. The first half of 2021 results included the recognition of an ERC of $2.0 million, while no ERC was recognized in 2022.

Along with reporting a substantial improvement in net interest income and strong earnings, the Bank reported loan growth of 16.2% and deposit growth of 13.1% compared to December 31, 2021. Net interest margin improved to 3.17% for the first half of 2022, up from 2.90% for the first half of 2021. The Bank’s prepaid debit card program continues to be an increasing, low-cost funding source and has tripled in size to $166.7 million as of June 30, 2022, from $50.0 million in July 2020. The portfolio growth provides a substantial improvement to the Bank’s net interest margin and overall funding costs.

Patriot President & CEO Robert Russell stated: “The Bank continued its path of strong financial performance and quality asset generation during the second quarter of 2022. Our net interest margin remained solid at 3.17%. The Bank remains focused on its balance sheet and improvement in nonperforming assets both of which had positive contributions during the quarter.

As disclosed on July 20, 2022, Patriot and American Challenger Development Corporation mutually agreed to terminate the previously announced Merger Agreement due to closing conditions that could not be attained. The parties remain in active discussions regarding the potential for a modified transaction. “Aside from our focus on meaningful strategic activities, Patriot’s organic platform and financial performance continues to grow and improve,” Russell added.

Financial Results:

As of June 30, 2022, total assets increased $100.7 million to $1.0 billion, as compared to $948.5 million on December 31, 2021, primarily due to the increase in net loans which increased from $729.6 million on December 31, 2021, to $849.2 million on June 30, 2022. Total deposits increased from $748.6 million on December 31, 2021, to $846.8 million on June 30, 2022.

Net interest income for the three months ended June 30, 2022, was $7.7 million, an increase of $1.8 million or 30.0% from the second quarter of 2021. Net interest income for the six months ended June 30, 2022 was $14.4 million, an increase of $2.3 million or 19.7% from the first half of 2021. These increases were primarily attributable to the growth in the loan portfolio over the past year.

The Bank’s net interest margin showed continued improvement, with an increase to 3.17% for the six months ended June 30, 2022, compared with 2.90% for the six months ended June 30, 2021.

A provision for loan losses of $275,000 was recorded for the three and six months ended June 30, 2022. There was no provision for loans losses recorded in the second quarter and first half of 2021. As of June 30, 2022, the allowance for loan losses was 1.16% of total loans, compared with 1.34% on December 31, 2021.

Non-interest income for the quarter ended June 30, 2022 and 2021 was $798,000 and $753,000, respectively. Non-interest income for the six months ended June 30, 2022 and 2021, was $1.6 million and $1.2 million, respectively. The increase in the first half of 2022 was primarily attributable to gains from sales of SBA loans totaling $509,000 along with higher non-interest income from the prepaid card program.

Non-interest expense for the quarter ended June 30, 2022 and 2021, was $6.5 million and $5.3 million, respectively. Non-interest expense for the six months ended June 30, 2022 and 2021, was $12.9 million and $10.7 million, respectively. The increase in the first half of 2022 was primarily due to an increase in salary and benefit expenses as the Company recognized an ERC of $2.0 million in the first half of 2021. The organization was no longer eligible for the ERC under the CARES Act program in 2022.

For the six months ended June 30, 2022, a provision for income taxes of $787,000 was recorded, compared to a provision for income taxes of $702,000 for the six months ended June 30, 2021.

As of June 30, 2022, shareholders’ equity was $59.8 million, compared with $67.3 million on December 31, 2021. Patriot’s book value per share was $15.11 on June 30, 2022, compared with $17.02 on December 31, 2021. The change was attributable to a decline in the market value of the Bank’s investment portfolio during the quarter associated with rising market interest rates.

* * * * *

About the Company:

Founded in 1994, and now celebrating its 28th year, Patriot National Bancorp, Inc. (“Patriot” or “Bancorp”) is the parent holding company of Patriot Bank N.A. (“Bank”), a nationally chartered bank headquartered in Stamford, CT. The Bank is headquartered in Stamford and operates 9 branch locations: in Scarsdale, NY; and Darien, Fairfield, Greenwich, Milford, Norwalk, Orange, Stamford, Westport, CT with Express Banking locations at Bridgeport/ Housatonic Community College, downtown New Haven and Trumbull at Westfield Mall. The Bank also maintains SBA lending offices in Stamford, Connecticut, Florida, Georgia, Mississippi, along with a Rhode Island operations center.

Patriot’s mission is to serve its local community and nationwide customer base by providing a growing array of banking solutions to meet the needs of individuals and small businesses owners. Patriot places great value in the integrity of its people and how it conducts business. An emphasis on building strong client relationships and community involvement are cornerstones of Patriot’s philosophy as it seeks to maximize shareholder value.

“Safe Harbor” Statement Under Private Securities Litigation Reform Act of 1995:
Certain statements contained in Bancorp’s public statements, including this one, may be forward looking. These forward-looking statements are based on Patriot’s current expectations and assumptions regarding Patriot’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect Patriot’s future financial results and performance and could cause the actual results, performance, or achievements of Patriot to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others: (1) changes in prevailing interest rates which would affect the interest earned on the Company’s interest earning assets and the interest paid on its interest bearing liabilities; (2) the timing of re-pricing of the Company’s interest earning assets and interest bearing liabilities; (3) the effect of changes in governmental monetary policy; (4) the effect of changes in regulations applicable to the Company and the Bank and the conduct of its business; (5) changes in competition among financial service companies, including possible further encroachment of non-banks on services traditionally provided by banks; (6) the ability of competitors that are larger than the Company to provide products and services which it is impracticable for the Company to provide; (7) the state of the economy and real estate values in the Company’s market areas, and the consequent effect on the quality of the Company’s loans; (8) demand for loans and deposits in our market area; (9) recent governmental initiatives that are expected to have a profound effect on the financial services industry and could dramatically change the competitive environment of the Company; (10) other legislative or regulatory changes, including those related to residential mortgages, changes in accounting standards, and Federal Deposit Insurance Corporation (“FDIC”) premiums that may adversely affect the Company; (11) the application of generally accepted accounting principles, consistently applied; (12) the fact that one period of reported results may not be indicative of future periods; (13) the state of the economy in the greater New York metropolitan area and its particular effect on the Company's customers, vendors and communities; (14) political, social, legal and economic instability, civil unrest, war, catastrophic events, acts of terrorism; (15) widespread outbreaks of infectious diseases, including the ongoing novel coronavirus (COVID-19) outbreak; (16) changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (17) our ability to access cost-effective funding; (18) our ability to implement and change our business strategies; (19) changes in the quality or composition of our loan or investment portfolios; (20) technological changes that may be more difficult or expensive than expected; (21) our ability to manage market risk, credit risk and operational risk in the current economic environment; (22) our ability to enter new markets successfully and capitalize on growth opportunities; (23) changes in consumer spending, borrowing and savings habits; (24) our ability to retain key employees; (25) our compensation expense associated with equity allocated or awarded to our employees; and (26) other such factors, including risk factors, as may be described in the Company’s other filings with the Securities and Exchange Commission.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	June 30, 2022	December 31, 2021	June 30, 2021

Assets
Cash and due from banks:
Noninterest bearing deposits and cash	$4,507	$3,264	$2,397
Interest bearing deposits	33,009	43,781	113,794
Total cash and cash equivalents	37,516	47,045	116,191
Investment securities:
Available-for-sale securities, at fair value	76,971	94,341	108,612
Other investments, at cost	4,450	4,450	4,450
Total investment securities	81,421	98,791	113,062

Federal Reserve Bank stock, at cost	2,762	2,843	2,744
Federal Home Loan Bank stock, at cost	4,474	4,184	4,185

Gross loans receivable	859,107	739,488	670,896
Allowance for loan losses	(9,929)	(9,905)	(10,362)
Net loans receivable	849,178	729,583	660,534

SBA loans held for sale	7,556	3,129	2,636
Accrued interest and dividends receivable	5,727	5,822	6,207
Premises and equipment, net	31,128	31,500	32,824
Other real estate owned	-	-	1,216
Deferred tax asset	14,910	12,146	10,560
Goodwill	1,107	1,107	1,107
Core deposit intangible, net	273	296	319
Other assets	13,128	12,035	11,469
Total assets	$1,049,180	$948,481	$963,054

Liabilities
Deposits:
Noninterest bearing deposits	$271,165	$226,713	$218,374
Interest bearing deposits	575,618	521,849	542,824
Total deposits	846,783	748,562	761,198

Federal Home Loan Bank and correspondent bank borrowings	100,000	90,000	90,000
Senior notes, net	12,000	12,000	11,965
Subordinated debt, net	9,825	9,811	9,796
Junior subordinated debt owed to unconsolidated trust, net	8,123	8,119	8,114
Note payable	689	791	893
Advances from borrowers for taxes and insurance	2,967	1,101	3,607
Accrued expenses and other liabilities	8,991	10,753	11,619
Total liabilities	989,378	881,137	897,192

Commitments and Contingencies	-	-	-

Shareholders' equity
Preferred stock	-	-	-
Common stock	106,520	106,479	106,409
Accumulated deficit	(35,433)	(37,498)	(40,716)
Accumulated other comprehensive loss	(11,285)	(1,637)	169
Total shareholders' equity	59,802	67,344	65,862

Total liabilities and shareholders' equity	$1,049,180	$948,481	$963,054

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Interest and Dividend Income
Interest and fees on loans	$9,044	$7,664	$7,267	$16,708	$15,010
Interest on investment securities	510	570	420	1,080	730
Dividends on investment securities	65	65	57	130	91
Other interest income	68	21	23	89	47
Total interest and dividend income	9,687	8,320	7,767	18,007	15,878

Interest Expense
Interest on deposits	757	409	623	1,166	1,408
Interest on Federal Home Loan Bank borrowings	747	737	741	1,484	1,474
Interest on senior debt	210	210	228	420	457
Interest on subordinated debt	251	234	233	485	467
Interest on note payable and other	2	4	4	6	8
Total interest expense	1,967	1,594	1,829	3,561	3,814

Net interest income	7,720	6,726	5,938	14,446	12,064

Provision for loan losses	275	-	-	275	-

Net interest income after provision for loan losses	7,445	6,726	5,938	14,171	12,064

Non-interest Income
Loan application, inspection and processing fees	89	87	61	176	124
Deposit fees and service charges	60	64	64	124	129
Gains on sale of loans	301	208	258	509	352
Rental income	132	192	140	324	270
Loss on sale of investment securities	-	-	93	-	93
Other income	216	263	137	479	227
Total non-interest income	798	814	753	1,612	1,195

Non-interest Expense
Salaries and benefits	3,763	3,346	2,447	7,109	4,663
Occupancy and equipment expenses	881	836	778	1,717	1,698
Data processing expenses	283	330	362	613	712
Professional and other outside services	559	789	714	1,348	1,566
Project expenses, net	29	52	1	81	11
Advertising and promotional expenses	73	68	77	141	139
Loan administration and processing expenses	42	105	14	147	38
Regulatory assessments	179	174	208	353	436
Insurance expenses	76	77	75	153	135
Communications, stationary and supplies	139	135	144	274	289
Other operating expenses	478	517	466	995	994
Total non-interest expense	6,502	6,429	5,286	12,931	10,681

Income before income taxes	1,741	1,111	1,405	2,852	2,578

Provision for income taxes	476	311	383	787	702
Net income	$1,265	$800	$1,022	$2,065	$1,876

Basic earnings per share	$0.32	$0.20	$0.26	$0.52	$0.48
Diluted earnings per share	$0.32	$0.20	$0.26	$0.52	$0.47

FINANCIAL RATIOS AND OTHER DATA

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Quarterly Performance Data:

Net income	$1,265	$800	$1,022	$2,065	$1,876
Return on Average Assets	0.50%	0.34%	0.46%	0.42%	0.42%
Return on Average Equity	8.20%	4.88%	6.34%	6.49%	5.87%
Net Interest Margin	3.27%	3.06%	2.82%	3.17%	2.90%
Efficiency Ratio	76.33%	85.27%	78.99%	80.53%	80.56%
Efficiency Ratio excluding project costs	76.00%	84.58%	78.98%	80.03%	80.47%
% increase (decrease) in loans	11.09%	4.58%	-0.85%	16.18%	-8.12%
% increase in deposits	8.58%	4.18%	9.86%	13.12%	11.02%
% increase in deposits excluding brokered deposits	9.02%	1.83%	10.96%	11.01%	16.14%

Asset Quality:
Nonaccrual loans	$23,324	$23,466	$24,524	$23,324	$24,524
Other real estate owned	$-	$-	$1,216	$-	$1,216
Total nonperforming assets	$23,324	$23,466	$25,740	$23,324	$25,740

Nonaccrual loans / loans	2.71%	3.03%	3.66%	2.71%	3.66%
Nonperforming assets / assets	2.22%	2.41%	2.67%	2.22%	2.67%
Allowance for loan losses	$9,929	$9,737	$10,362	$9,929	$10,362

Allowance for loan losses / loans	1.16%	1.26%	1.54%	1.16%	1.54%
Allowance / nonaccrual loans	42.57%	41.49%	42.25%	42.57%	42.25%

Loan charge-offs	$100	$185	$80	$285	$352
Loan recoveries	$(17)	$(17)	$(16)	$(34)	$(130)
Net loan charge-offs	$83	$168	$64	$251	$222

Capital Data and Capital Ratios
Book value per share (1)	$15.11	$15.84	$16.69	$15.11	$16.69

Shares outstanding	3,957,269	3,956,492	3,947,276	3,957,269	3,947,276

Bank Leverage Ratio	9.44%	9.94%	10.10%	9.44%	10.10%

(1) Book value per share represents shareholders' equity divided by outstanding shares.

Deposits:
(In thousands)
	June 30, 2022	March 31, 2022	June 30, 2021
Non-interest bearing:
Non-interest bearing	$137,320	$120,835	$135,477
Prepaid DDA	133,845	116,990	82,897
Total non-interest bearing	271,165	237,825	218,374

Interest bearing:
NOW	35,973	42,272	36,085
Savings	99,686	105,871	99,264
Money market	151,212	117,049	123,327
Money market - prepaid deposits	32,891	29,770	54,922
Certificates of deposit, less than $250,000	169,690	158,625	152,700
Certificates of deposit, $250,000 or greater	51,491	53,513	63,690
Brokered deposits	34,675	34,924	12,836
Total Interest bearing	575,618	542,024	542,824

Total Deposits	$846,783	$779,849	$761,198

Total Prepaid deposits	$166,736	$146,760	$137,819

Total deposits excluding brokered deposits	$812,108	$744,925	$748,362

Contacts:
Patriot Bank, N.A.	Joseph Perillo	Robert Russell
900 Bedford Street	Chief Financial Officer	President & CEO
Stamford, CT 06901	203-252-5954	203-252-5939
www.BankPatriot.com